Exhibit 3.24

BYLAWS
OF
[                    ] , INC.

ARTICLE I

CORPORATE NAME

The name of this corporation shall be [                           ], Inc.

ARTICLE II

CORPORATE SEAL

This corporation shall use as its official corporate seal, a seal which shall be circular in form and shall have inscribed thereon the following:

ARTICLE III

REGISTERED OFFICE AND AGENT

Section 3.1.                           Registered Office.  The Registered Office of the corporation required by law to be maintained in the State of South Carolina shall be as initially designated in the Articles of Incorporation and continuously maintained by the Board of Directors. The Registered Office need not be identical with the principal place of business or other offices, either within or without the State of South Carolina, as the business of the corporation may from time to time require.

Section 3.2.                           Registered Agent.  The Registered Agent of the corporation required by law shall be the person initially designated in the Articles of Incorporation and continuously maintained by the Board of Directors.

Section 3.3.                           Changes.  The Board of Directors may change the Registered Office and the Registered Agent at its discretion from time to time after giving due notice of such change or changes as required by law to the Secretary of State of South Carolina.

Section 3.4.                           Documents for Inspection.  The following documents shall be kept at the principal office (located at such place as the Board of Directors may determine) of the corporation subject to inspection by the shareholders of the corporation during usual business hours:

(a)                                  A record of the shareholders of the corporation, with their last known addresses, the number of shares held by each shareholder and the date or dates when each shareholder became the owner of record of such share or shares.

(b)                                 A certified copy of the Articles of Incorporation, together with any amendments thereto.

(c)                                  A copy of these Bylaws, as amended from time to time.

(d)                                 Resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

(e)                                  Minutes of the proceedings of the shareholders, Board of Directors, and committees of the Board of Directors.

(f)                                    All written communications to shareholders as a group within the past three years, including the financial statements famished for the past three years to the shareholders.

(g)                                 A list of the names and business addresses of its current Directors and Officers;

(h)                                 Its most recent annual report delivered to the Department of Revenue.

(i)                                     Its federal and state income tax returns for the last ten years.

(j)                                     Any other documents or books required by law to be kept at the principal office.

ARTICLE IV

CORPORATE PURPOSES AND POWERS

In addition to the powers and authorities now or hereafter granted by law to corporations by the State of South Carolina, the general nature of the business for which the corporation is organized shall be that set forth in the Articles of Incorporation, and any amendments thereto, together with any sets or things in furtherance of, or incidental or conducive to, said objects and purposes.

ARTICLE V

CAPITAL STOCK

Section 5.1.                           Capital Stock.  The capital stock of this corporation shall consist of such shares, divided into one or more classes of either common or preferred, with or without par value, and with such designations, preferences, limitations and relative rights as shall be specifically set forth in the Articles of Incorporation and any amendments thereto.

Section 5.2.                           Certificates of Stock.  Certificates of stock shall be issued in numerical order from the stock certificate book signed by the President or Vice President and the Secretary or Assistant Secretary, and sealed with the corporation seal.  The signature of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. A record of each certificate shall be kept on the stub thereof.

Section 5.3.                           Transfer of Stock.  Shares of stock may be transferred by the registered holders thereof or by their attorneys legally constituted, or by their legal representatives, by delivery of the certificates and an assignment of said shares in writing.  No transfer or assignment of shares shall affect the right of this corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact until such transfer or assignment is registered on the books of the corporation.

Section 5.4.                           Lost Certificate.  A shareholder whose certificate has been lost or destroyed may obtain a duplicate certificate only as permitted and provided under the statutory law of South Carolina then applicable.

Section 5.5.                           Consideration for Shares.  The consideration to be paid for shares of capital stock of the corporation as may be authorized and issued from time to time in accordance with law shall be fixed by the Board of Directors at any regular or special meeting of said Board. When the consideration so fixed shall have been paid, said stock shall not be liable for any further call or assessment thereon.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall end on midnight of October 31 of each year. The Board of Directors shall have the power to change the fiscal year in its discretion upon resolution duly enacted.

ARTICLE VII

SHAREHOLDERS

Section 7.1.                           Place of Meetings.  Meetings of the shareholders shall be held at the principal office of the corporation, unless notice of the meeting shall specify another place or places, which may be either within or without the State of South Carolina.

Section 7.2.                           Annual Meeting.  The annual meeting of the shareholders shall be held on the third Monday of November of each year for the election of the Board of Directors of the corporation and transaction of such other business as may come before the meeting at such time and place as may be designated in the notice thereof.  If the day set for said meeting is a legal holiday, the annual meeting shall be held on the next succeeding day.

Section 7.3.                           Special Meetings.  Special meetings of the shareholders of the corporation for any purpose or purposes may be called by the President, Chairman of the Board of Directors, a majority of the Board of Directors, or the record owners of not less than ten percent (10%) of the capital stock of the corporation after giving due notice hereinafter provided.

Section 7.4.                           Notices. Unless waived, written notice stating the place, day and hour of a meeting for the shareholders, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall by given by any person calling the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, such written notices to be delivered to the shareholders either personally or by mail.

Section 7.5.                           Closing of Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjourment thereof, or entitled to receive payment of any dividend, or other distribution or in order to make a determination of shareholders for any other proper purpose, the Board of

Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least ten (10) days immediately proceeding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring this determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, or other distribution the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, the determination shall apply to any adjournment thereof.

Section 7.6.                           Voting List.  The Secretary of the corporation shall make from the stock transfer- books a complete list of the shareholders entitled to vote at the meeting or any adjourment of it, arranged in alphabetical order, with the address of and the number of shares held by each. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any holder of record during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

Section 7.7.                           Quorum for Stockholder Action.  A quorum at any meeting of the shareholders shall consist of a majority of the voting stock of the corporation represented in person or by proxy. A majority of such quorum shall decide any questions that may come before the meeting, except when otherwise specified by law.

Section 7.8.                           Cumulative Voting for Election of Directors.  In all elections of directors, each common shareholder shall be allowed to cast in person or by proxy as many votes as the number of shares of common stock he, she or it owns, multiplied by the number of directors to be elected, the same to be cast for any one candidate or to be distributed among two or more candidates.

Section 7.9.                           Voting on Other Matters.  In all other matters properly coming before any meeting of the stockholders except for the election of directors, each common stockholder shall be allowed to cast in person or by proxy one vote for each share of common stock held by him, her or it and standing in his, her or its name upon the stock book of the corporation as of the time of said vote or such time prior thereto as may have previously been specified in the notice of the meeting.

Section 7.10.                     Order of Business.  The order of business at the annual meeting, and, as far as possible, at all other meetings of the stockholders shall be:

1.                                       Proof of notice of meeting.

2.                                       Calling of roll.

3.                                       Reading and disposal of unapproved minutes.

4.                                       Annual reports of officers and committees. Election of directors.

5.                                       Unfinished business.

6.                                       New business.

Section 7.11.                     Amendment of Bylaws by Shareholders.  The shareholders have the continuing right to adopt, amend, or repeal Bylaws by a majority vote, which right shall be superior to the right granted to the Directors herein to amend these Bylaws.

Section 7.12.                     Informal Action by Shareholders.  Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting for the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the corporation to be kept in the corporate minute book, whether done before or after the action so taken.

ARTICLE VIII

BOARD OF DIRECTORS

Section 8.1.                           Duties of Directors.  In addition to these powers and authorities granted by law to directors, the business and affairs of the corporation shall be managed by the Board of Directors, who shall be elected and shall serve as hereinafter provided.

Section 8.2.                           Number and Elections.  At each annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, the shareholders of the corporation shall elect not less than three (3) persons as Directors of the corporation, except that if all the shares of the voting capital stock of the corporation are owned by fewer than three (3) shareholders, the number of Directors may be equal to (but not less than) the number of shareholders of record of such voting stock.  The Directors of this corporation need not be residents of the State of South Carolina or shareholders of the corporation.  The Board of Directors shall have the power to increase the number of directors between annual meetings of the shareholders upon the affirmative vote of two-thirds (2/3) of the existing directors and shall elect new directors to fill said increase as set forth in Section 8.3 of this Article.

Section 8.3.                           Term of Office.  Each Director of this corporation elected by the shareholders shall hold office until the next annual meeting of the shareholders and until his or her successor shall have been elected, and shall have qualified. Any vacancy, however occurring, in the Board of Directors may be filled by a majority of the remaining directors even though less than a quorum or by a sole remaining director and any vacancy created by an increase in the number of directors may be filled by the Board of Directors until the next annual meeting of shareholders or any special meeting of shareholders called earlier for the purpose of the election of directors.

Section 8.4.                           Directors Meeting.

(a)                                  There shall be an annual meeting of the Board of Directors immediately following the annual meeting of shareholders or as soon thereafter as may be practicable.

(b)                                 The Board of Directors shall have the power to establish the time and place for holding regular meetings of the Board.  The Board of Directors shall have the power in its discretion to change the time and place of such regular meetings or to make them more or less frequent or to eliminate such regular meetings entirely.

(c)                                  Special meetings of the Board of Directors may be called at any time by the President, or in his or her absence or refusal to act by any Vice President or by any two directors, and may be held at any time and place either within or without the State of South Carolina.

Section 8.5.                           Notices. Unless waived, two (2) days notice of all meetings shall be given to each member of the Board.

Section 8.6.                           Quorum.  A quorum at any meeting shall consist of a majority of the entire membership of the Board as then appointed and serving. A majority of such quorum may decide any question that may come before the meeting.

Section 8.7.                           Appointment of Officers by Directors.  Officers of the corporation for the ensuing year shall be appointed by the Board of Directors at their first meeting after the election of directors each year. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term. The Board of Directors shall fix the compensation of the officers and agents of the corporation.

Section 8.8.                           Executive Committees and Other Committees.  The Board of Directors of the corporation may from time to time, by a resolution adopted by a majority of the full Board of Directors, designate firm among its members an executive committee and/or other committees, each consisting of three or more directors, and may delegate to such committee or committees all or a portion of the authority of the full Board of Directors to the extent permitted by the corporate laws of the State of South Carolina. The designation of any such committee and the delegation to it of authority and power shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law on directors. Special meetings of any such committee may be called at any time by any director who is a member of the committee or by one or more of the persons entitled to call a special meeting of the full Board of Directors. The conduct of such meetings, including notice thereof, shall be governed by the sections of this Article pertaining to the conduct of meeting of the full Board of Directors.

Section 8.9.                           Compensation of Directors.  By resolution of the Board of Directors, the directors may be paid their expenses of attendance at each meeting of the Board of Directors, and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 8.10.                     Order of Business.  The order of business at all meetings of the Board of Directors shall be:

1.                                       Reading and disposal of any unapproved minutes.

2.                                       Reports of officers and committees.

3.                                       Unfinished business.

4.                                       New business. Adjournment.

Section 8.11.                     Informal Action by Directors.  Any action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

ARTICLE IX

OFFICERS

Section 9.1.                           Number.  The principal officers of the corporation shall be the President, one or more Vice Presidents, one or more of whom may be designated as an Executive Vice President, a Secretary, or a Treasurer. The Board of Directors may, in their discretion, elect such other officers as they deem advisable and fix their duties and compensation, including, without limitation, a Chairman of the Board of Directors, General Manager, Comptroller, and one or more Assistant Vice Presidents, Secretaries and Treasurers.

Section 9.2.                           Election and Term of Office.  The officers of the corporation shall be elected at the first meeting of the Board of Directors held after the election of directors.  Each officer shall be elected to hold office for one year and until his or her successor shall have been elected and shall have qualified.

Section 9.3.                           The Chairman of the Board.  Should the Directors decide to elect a Chairman of the Board, such Chairman, who shall be chosen from among the Directors, shall preside at all meetings of the Board of Directors, if present, and shall, in general, perform all duties then incident to the office of Chairman of the Board, and such other duties as may be assigned to him or her by the Board of Directors.

Section 9.4.                           The President.  The President, who need not be a director, shall be the chief executive officer of the corporation and, subject to control by the Board of Directors, shall be the general manager and shall have general supervision of all of the affairs and business of the corporation. The President, together with the Secretary or one or more of the Assistant Secretaries shall sign all deeds, mortgages, certificates of capital stock or other formal instruments which the Board of Directors or stockholders, as the case may be, has authorized to be executed, except documents in the normal course of the business of the corporation which the President may sign alone.

Section 9.5.                           Vice Presidents.  The Vice President, or Vice Presidents, as the case may be, including the Executive Vice President, or Executive Vice Presidents, if any, shall assist the President as the President may require, and perform such other duties as are incidental to this office or are properly required by the Board of Directors. In the absence of the President, or in the event of his or her death or disability, the Vice President (or in the event there be more than one Vice President, the Vice Presidents so designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all of the restrictions upon the President.

Section 9.6.                           The Secretary.  The Secretary shall keep the minutes of meetings of the shareholders and the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; and shall be the custodian of the corporate records and of the seals of the corporation and shall see that the corporate seal is affixed to such documents as may require the corporate seal. The Secretary with the President shall sign all deeds, mortgages, certificates of capital stock and other documents of a formal nature such as may require his or her signature, and shall sign on behalf of the corporation such instruments as he or she is authorized by the Board of Directors to sign, and shall make such reports and shall perform such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

Section 9.7.                           The Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation and shall keep regular books of account, in accordance with accepted accounting practices, of all receipts and disbursements of the corporation, and in general shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. The Treasurer shall disburse out of the fiends of the corporation payment of such just demands against the corporation as may from time to time be authorized by the Board of Directors. The Treasurer shall sign or countersign all checks, notes and such other instruments or obligations as require his or her signature, and shall perform all duties incident to his or her office, or that are properly required of him or her by the Board, provided, however, that by resolution of the Board of Directors authority and responsibility for the signing of checks, notes and other obligations may be assigned to either the President or Treasurer or such other officer or officers as the Board of Directors may designate from time to time.

Section 9.8.                           Assistants.  The Assistant Vice President or Vice Presidents, the Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers, if any, shall perform such duties as are from time to time delegated to them by the Board of Directors or the President.

Section 9.9.                           Further Authorities.  The Board of Directors may grant, delegate or assign to any officer of the corporation any of the duties and authorities hereinabove designated to be performed by any officer or may enlarge or restrict the duty and authority of any officer, either temporarily or permanently, as long as such powers and authorities shall not be inconsistent with these Bylaws.

Section 9.10.                     Salaries.  The salaries of the principal officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving his or her salary by reason of the fact that he or she is also a director of the corporation.

Section 9.11.                     Long-Team Employment Contracts.  Any provision in the Articles of Incorporation or Bylaws requiring annual election of officers shall be without prejudice to the contract rights, if any, of the principal officers under any employment contract with any such executive officer for periods longer than one year.

ARTICLE X

CONTRACTS, CHECKS, LOANS, DEPOSITS

Section 10.1.                     Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

Section 10.2.                     Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 10.3.                     Checks and Drafts.  All checks, drafts or other instruments for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 10.4.                     Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

ARTICLE XI

DIVIDENDS AND FINANCES

Section 11.1.                     Dividends.  The Board of Directors may from time to time declare and the corporation may pay dividends and/or distributions on its outstanding shares in the manner and upon the terns and conditions provided by law.

Section 11.2.                     Finances.  The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by any officer or officers of the corporation as may be determined by resolution of the Board of Directors.

ARTICLE XII

PROXIES OF SHAREHOLDERS

Any shareholder of the corporation may vote at any meeting of the shareholders either in person or by proxy in writing in due form of law, which may be a telegram or cablegram appearing to have been transmitted by the shareholder. All proxies shall be filed with the Secretary of the corporation before or at the time of any meeting of the shareholders. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless it qualifies as an “irrevocable proxy” under the corporation statutes of the State of South Carolina.

ARTICLE XIII

VOTING OF SHARES IN OTHER CORPORATIONS
OWNED BY THE CORPORATION

Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders’ meeting of the other corporation by the President of the corporation if he or she be present, or in his or her absence by any Vice President of the corporation who may be present. Whenever, in the judgment of the President, or, in his or her absence, of any Vice President, it is desirable for the corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the corporation, the President or one of the Vice Presidents of the corporation shall be authorized to execute such proxy or consent without necessity of any further authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

ARTICLE XIV

NOTICES AND WAIVERS

Section 14.1.                     Waivers.  Any notice of any meeting of the stockholders or directors of this corporation herein required to be given may be waived in writing by the signature of the party to receive notice, either before or after the meeting, and such waiver shall be deemed equivalent to the giving of such notices. Attendance at a meeting of the stockholders or directors by a person entitled to notice of said meeting shall constitute a waiver of notice of the meeting unless the person attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 14.2.                     Time.  In computing the period of time for the giving of any notice under these Bylaws, the day on which notice is given shall be excluded, and the day when the act for which notice is delivered shall be included.  If mailed, such notice shall be deemed given or delivered when deposited with postage prepaid in the United States mail, addressed to the last known address of the person entitled to such notice.

ARTICLE XV

LOANS TO OFFICERS, DIRECTORS,
SHAREHOLDERS AND RELATED CORPORATIONS

This corporation shall not directly or indirectly make any loan of money or property, or guarantee the obligation of, any director or officer, or nominee of a director or officer, of this corporation or of an affiliated, parent or subsidiary corporation, or any person or his or her nominee upon the security of the shares of the corporation or of an affiliated, parent or subsidiary corporation, unless approved by the affirmative vote or the written consent of the holder or holders of at least seventy-five percent (75%) of the shares of all classes (whether voting or nonvoting shares) exclusive of any shares held by the director, officer or shareholder to be benefited by such loan or guarantee, or by his or her nominee or any person under his or her control; and no such loan or guarantee shall be made except upon adequate security at the rate of interest then prevailing for loans of like character. Liability for violation of this Article is governed by the 1976 Code of Laws of South Carolina and any additions or replacements thereof.

ARTICLE XVI

TRANSACTIONS INVOLVING INTERESTED
DIRECTORS OR OFFICERS

Section 16.1                        No transaction in which a director or officer has a personal or adverse interest, as defined in Section 16.2 of this Article, shall be void or voidable solely for this reason or solely because he or she is present at or participates in the meeting or his or her vote is counted, if

(a)                                  The material facts as to his or her interest and as to the transactions are disclosed or are known to the Board of Directors or committee, and are noted in the minutes, and the Board or committee authorizes, approves or ratifies the transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or if

(b)                                 Although the vote of the interested director or directors is decisive of approval or disapproval of the transaction, the material facts as to his or her interest and as to the transaction are disclosed or known to the shareholders, and the transaction is specifically approved by vote or written consent of the shareholders without counting the votes of any shares owned or controlled by the interested director or directors; or if

(c)                                  Notwithstanding the limitations contained in (a) and (b) of this Section, the transaction is fair and equitable as to the corporation at the time it is authorized or approved, and the party asserting the fairness of the transaction establishes fairness.

Section 16.2                                A transaction in which a director or officer has a personal or adverse interest shall include:

(a)                                  A contract or any other transaction between the corporation and one or more of its directors or officers;

(b)                                 A contract or any other transaction between a corporation and any corporation, partnership or association in which one or more of its directors or officers are directors or officers or have a financial interest, direct or indirect.

Section 16.3                                No contract or other transaction by a corporation with (1) any of its subsidiaries, parent or affiliated corporations, or (2) with another corporation in which there is a common director, shall be void or voidable solely for this reason, if the contract or other transaction is fair and equitable as of the date it is authorized, approved or ratified.  The party asserting the unfairness of any such contract or transaction shall establish unfairness.

Section 16.4                                Common or interested directors may always be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies a transaction subject to this Article. Shares owned by any interested party may be counted in determining whether a quorum of shares is present at a meeting of shareholders which ratifies or approves a transaction.

Section 16.5                                Nothing herein contained shall prevent the authorization, ratification or approval of any transaction involving an interested director or officer in any other mauler provided by law.

Section 16.6                                The Board of Directors shall have the authority, without regard to the provisions of this Article, to fix the compensation of directors for their services as directors of the corporation.

ARTICLE XVII

INDEMNIFICATION

Section 17.1.                     Definitions.  For purposes of this Article XVII, the following definitions shall apply:

(a)                                  “Director” means an individual who is or was a director of the Corporation or a1 individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation’s request if such director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(b)                                 “Expenses” means expenses of every kind incurred in defending a proceeding, including counsel fees.

(c)                                  “Indemnified Officer” shall mean each officer of the Corporation who is also a director of the Corporation and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(d)                                 “Liability” meals the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

(e)                                  “Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding).

Section 17.2.                     Indemnification.  In addition to the indemnification otherwise provided by law, the Corporation shall indemnify and hold harmless its directors and Indemnified Officers (as defined herein) against all liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Corporation itself) arising out of their status as directors or officers, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a director or Indemnified Officer against liability or litigation expense that such person may incur oil account of activities of such person which at the time taken were known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The Corporation shall also indemnify each director and Indemnified Officer for reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 17.3 of this Article XVII that the director or Indemnified Officer is entitled to indemnification hereunder.

Section 17.3.                     Determination.  Any indemnification under Section 17.2 of this Article XVII shall be paid by the Corporation in a specific case only after a determination that the director or Indemnified Officer has met the standard of conduct set forth in such Section 17.2. Such determination shall be made:

(a)                                  by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b)                                 if a quorum cannot be obtained under subparagraph (a), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c)                                  by special legal counsel (i) selected by the Board of Directors or its committee in the mariner prescribed in subparagraphs (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under subparagraph (a) and a committee cam-lot be designated under subparagraph (b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(d)                                 by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article XVII.

Section 17.4.                     Advance for Expenses.  The expenses incurred by a director or Indemnified Officer in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for expenses pursuant to this Section, unless the Board of Directors shall determine, in the manner provided in Section 17.3 of this Article XVII and based on the facts then known, that indemnification under this Article is or will be precluded.

Section 17.5.                     Reliance and Consideration.  Any director or Indemnified Officer who at any time after the adoption of this Article XVII serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article XVII. No amendment, modification or repeal of this Article XVII shall adversely affect the right of any director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

Section 17.6.                     Insurance.  The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the Corporation in any capacity in another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XVII or otherwise. Any Rill or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article XVII shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

ARTICLE XVIII

SEVERABILITY

Any provision of these Bylaws, or any amendment or alteration thereof, which has been constructed to be in violation of the Code of Laws of South Carolina, as amended, shall not in any way render the remaining provisions invalid.

ARTICLE XIX

AMENDMENT OF BYLAWS

The Bylaws may be adopted, amended or repealed in whole or in part by the Board of Directors, subject always to the final authority of the shareholders to adopt, amend or repeal the Bylaws. The notice of a meeting of the stockholders or directors at which Bylaws are to be adopted, amended or repealed shall contain notice of such proposed action.